Exhibit 99.1

Q3 2020 Earnings Call Third Quarter 2020 E A R N I N G S C A L L

Q3 2020 Earnings Call2 Disclaimer: Forward Looking Statements and Use of Non-GAAP Information This presentation includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," “forecasts,” "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this presentation and are subject to a number of risks, uncertainties and assumptions including, without limitation, the company achieving its expectations with regards to its expenses and net revenue, including its ability to recover customer credits issued in connection with its recent supplier recall in the fourth quarter of 2020 or otherwise, its ability to grow adjusted EBITDA and to achieve or maintain profitability, the continued sufficiency of the company’s cash resources, the company’s need for additional financing, its ability to effectively manage expenses and cash flows, and its ability to remain in compliance with the financial and other covenants under the company’s indebtedness; its ability, including the timing and extent, to sufficiently manage costs and to fund investments in operations from cash from operations or additional financings in amounts necessary to continue to support the execution of the company’s growth strategy; its ability, including the timing and extent, to successfully execute the company’s growth strategy, cost-effectively attract new customers and retain existing customers, continue to expand its direct-to-consumer product offerings and continue to benefit from the implementation of operational efficiency practices; its ability to sustain the increased demand resulting from the COVID-19 pandemic and to retain new customers; any material and adverse impact of the COVID-19 pandemic on the company’s operations and results, including as a result of the company’s inability to meet demand due to loss of adequate labor, whether as a result of heightened absenteeism or challenges in recruiting and retention or otherwise, prolonged closures, or series of temporary closures, of one or more fulfillment centers and supply chain or carrier interruptions or delays; changes in consumer behaviors that could lead to declines in demand, both as COVID-19 related restrictions continue to be lifted to varying degrees across the United States, and/or consumer fears dissipate, and/or as a result of the COVID-19 pandemic’s impact on financial markets and economic conditions, including on consumer spending habits; achieving its expectations regarding the benefits and expected costs and charges associated with the company’s closure of its Arlington, Texas fulfillment center; its ability to maintain and grow the value of the company’s brand and reputation; its expectations regarding, and the stability of, its supply chain, including potential shortages or interruptions in the supply or delivery of ingredients, as a result of COVID-19 or otherwise; its ability to maintain food safety and prevent food-borne illness incidents and its susceptibility to supplier-initiated recalls; its ability to accommodate general changes in consumer tastes and preferences or in consumer spending; its ability to effectively compete; its ability to attract and retain qualified employees and key personnel in sufficient numbers; its ability to comply with modified or new laws and regulations applying to its business; risks resulting from its vulnerability to adverse weather conditions, natural disasters and public health crises, including pandemics; its ability to obtain and maintain intellectual property protection; and other risks more fully described in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the Securities and Exchange Commission (“SEC”) on October 29, 2020, and in other filings that the company may make with the SEC in the future. The company assumes no obligation to update any forward-looking statements contained in this presentation as a result of new information, future events or otherwise. This presentation also includes adjusted EBITDA, which is a non-GAAP financial measure that is not prepared in accordance with, nor an alternative to, financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, this non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation of this measure to the most directly comparable GAAP measure is included in the Appendix to this presentation. Certain data in this presentation was obtained from various external sources, and neither the company nor its affiliates, advisors, or representatives make any representation as to the accuracy or completeness of that data or any commitment to update such data after the date of this presentation. Such data involve risks and uncertainties and are subject to change based on various factors.

Third Quarter 2020 Business Highlights

Q3 2020 Earnings Call4 Linda Findley Kozlowski President and Chief Executive Officer

Q3 2020 Earnings Call Q3 2020 Earnings Call5 Third quarter Net Revenue, Net Loss and Adjusted EBITDA results outperformed guidance as presented on our second quarter call Net Revenue increased 13% year over year to $112.3 million in part due to the ongoing impact on consumer behavior from the pandemic, as well as continued execution of the company’s growth strategy1 Third Quarter 2020 Business Highlights Certain key customer metrics2,3,4 improved year over year despite a 7% decrease in Customers partially as a result of labor availability challenges and moderate marketing investment $(15.3) million Net Loss, $(4.7) million Adjusted EBITDA, $(7.1) million net cash used in operations Improved financial flexibility with completion of underwritten public equity offering in August and a new senior secured term loan in October Subsequent to the third quarter, the Board concluded its review of strategic alternatives Net Revenue in Q3 was negatively impacted by approximately $2 million of credits issued for customer boxes affected by a voluntary recall of onions supplied to the company. We define Average Revenue per Customer as our net revenue from our meal, wine and market products sold on our e-commerce platforms in a given reporting period divided by the number of Customers in that period. We define Orders Per Customer as the number of Orders in a given reporting period divided by the number of Customers in that period. Orders is defined as the number of paid orders by our Customers across our meal, wine and market products sold on our e-commerce platforms in any reporting period, inclusive of orders that may have eventually been refunded or credited to customers. We determine our number of Customers by counting the total number of individual customers who have paid for at least one Order from Blue Apron across our meal, wine or market products sold on our e-commerce platforms in a given reporting period. We define Average Order Value as our net revenue from our meal, wine and market products sold on our e-commerce platforms in a given reporting period divided by the number of Orders in that period.

Q3 2020 Earnings Call6 Business Highlights CONTINUED PROGRESS ON OUR GROWTH STRATEGY Consumers continue to show an increasing preference for quality recipes as they cook at home more frequently than in periods prior to the pandemic We believe that Blue Apron’s growth initiatives position the company to support changing trends in cooking at home we have seen in recent months Popular premium recipes deliver elevated experience at higher price points National launch of fourth recipe per week for two-person menus, ability to order multiple boxes per week Launched staggered rollout of recipe customization Continued our Chef partnerships with new offerings

Q3 2020 Earnings Call7 Business Highlights CAPACITY TO SERVICE PROJECTED REVENUE Continued challenges with staffing fulfillment centers drove a more moderate marketing spend in the quarter We began implementing several new operating practices in the third quarter to increase labor productivity and capacity in our fulfillment centers Implementing additional optimizations in the fourth quarter which we believe will position the company to more effectively address demand and drive increases forecasted in customers and revenue in the first quarter of 2021

Third Quarter 2020 Financial Highlights

Q3 2020 Earnings Call9 Tim Bensley Chief Financial Officer

Q3 2020 Earnings Call10 Third Quarter 2020 Performance Second consecutive quarter of double-digit year over year net revenue growth; ongoing labor availability challenges resulting in capacity constraints and moderate marketing spend contributed to decrease in customers Net Revenue ($M) $112.3 Million +13% YoY Marketing ($M) 9.7% As a percentage of Net Revenue 386 351 376 396 357 $112 $15 $12 $102 $131 Net RevenueCustomers (in thousands) $94 $99 Q3 ‘19Q4 ‘19Q1 ‘20Q2 ‘20Q3 ‘20 12.2%12.8%14.8%8.8%9.7%

Q3 2020 Earnings Call

11

Third Quarter 2020 Performance

Despite a decrease in customers, continued strength in certain key customer metrics as a result of both the ongoing impact of the pandemic on consumer behavior and progress on our growth strategy

Average Revenue Per Customer[1,2]


$258
$269
$271
$331
$314
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Q3 '20

Orders Per Customer[3]


4.5
4.6
4.7
5.4
5.4
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Q3 '20

Average Order Value[1,4]


$57.60
$58.14
$57.68
$60.88
$58.56
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Q3 '20

% YoY Growth	Q3 '19	Q4 '19	Q1 '20	Q2 '20	Q3 '20
Average Revenue Per Customer	10.7%	6.4%	4.9%	24.9%	21.9%
Orders Per Customer	9.8%	7.0%	4.4%	17.4%	20.0%
Average Order Value	1.4%	0.0%	0.9%	4.7%	1.7%

1 Excluding the negative impact to Net Revenue in Q3 of approximately $2 million of credits issued for customer boxes affected by a voluntary recall of onions supplied to the company, Average Revenue Per Customer was $320 and Average Order Value was $59.58

2 We define Average Revenue per Customer as our net revenue from our meal, wine and market products sold on our e-commerce platforms in a given reporting period divided by the number of Customers in that period.

3 We define Orders Per Customer as the number of Orders in a given reporting period divided by the number of Customers in that period. Orders is defined as the number of paid orders by our Customers across our meal, wine and market products sold on our e-commerce platforms in any reporting period, inclusive of orders that may have eventually been refunded or credited to customers. We determine our number of Customers by counting the total number of individual customers who have paid for at least one Order from Blue Apron across our meal, wine or market products sold on our e-commerce platforms in a given reporting period.

4 We define Average Order Value as our net revenue from our meal, wine and market products sold on our e-commerce platforms in a given reporting period divided by the number of Orders in that period.

Q3 2020 Earnings Call12 Third Quarter 2020 Performance Ongoing commitment to cost discipline in the seasonally higher cost third quarter resulted in improved Net Revenue less COGS margin and lower PTG&A compared to the prior year notwithstanding wage and attendance bonus investments in our fulfillment centers Net Revenue Less COGS Margin1 33.6% +130 bps YoY PTG&A ($M) $33.7 Million -4.7% YoY 32.3% 39.0% 40.5%40.6% 33.6% $34 $32 $34 Q3 ‘19 35.5% Q4‘ 19 37.5% Q1 ‘20 33.6% Q2 ‘20 24.8% Q3 ‘20 30.0% Q3 ‘19Q4 ‘19Q1 ‘20Q2 ‘20Q3 ‘20 % of Net Revenue 1 Represents net revenue less cost of goods sold, excluding depreciation and amortization, as a percentage of net revenue.

Q3 2020 Earnings Call13 Third Quarter 2020 Performance Year-over-year improvement on the bottom line driven by higher net revenue as well as continued operational efficiencies and cost optimization Net Loss ($M) $(15.3) Million Adjusted EBITDA ($M)¹ $(4.7) Million $1$11 ($26) ($20) ($22) ($15) ($13) ($8) ($6) ($5) Q3 ‘19Q4 ‘19Q1 ‘20Q2 ‘20Q3 ‘20 Q3 ‘19Q4 ‘19Q1 ‘20Q2 ‘20Q3 ‘20 1 Adjusted EBITDA is defined as net income (loss) before interest income (expense), net, other operating expense, other income (expense), net, benefit (provision) for income taxes, depreciation and amortization and share-based compensation expense. See appendix for reconciliation of net income (loss) to Adjusted EBITDA.

Financial Outlook

Q3 2020 Earnings Call Q3 2020 Earnings Call15 Fourth Quarter 2020 and First Quarter 2021 Outlook Taking into account the company’s business trends, historical seasonal factors, and continuing impact of the COVID-19 pandemic on consumer behavior1… Net Revenue expected to increase in the fourth quarter approximately 15% to 19% year over year to approximately $108 to $112 million Net Loss projected to be no more than $15 million in the fourth quarter Adjusted EBITDA loss projected to be no more than $5 million in the fourth quarter For the first quarter of 2021, improved labor capacity and increased marketing spend expected to deliver double digit percentage year-over-year net revenue growth and a year over year increase in Customers 1 This guidance assumes that the company will not experience any significant disruptions in its operations or supply chain as a result of the COVID-19 pandemic or otherwise and that the company will recognize the recovery in the fourth quarter of up to $2 million in customer credits issued for the onion recall.

Q&A

Q3 2020 Earnings Call

Appendix: Adjusted EBITDA Reconciliation

Q3 2020 Earnings Call19 Reconciliation of Quarterly Net Income (Loss) to Adjusted EBITDA Q4 2020 Guidance Q3 2020 Q2 2020 Q1 2020 Q4 2019 Q3 2019 (in millions)

Q3 2020 Earnings Call